QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

First Busey Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 First Busey Corporation
100 West University Avenue
Champaign, Illinois 61820
217/365-4516

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 1, 2011

To the Stockholders of
First Busey Corporation:

        A Special Meeting of Stockholders of First Busey Corporation, a Nevada corporation, will be held at Busey Bank, 100 W. University Avenue, Champaign, Illinois, on Tuesday, March 1, 2011, at 6:30 p.m., central time.

        The special meeting is being held for the following purposes:

  1.
  to approve the issuance of 7,497,000 shares of our common stock, par value $0.001 per share, upon the conversion of 318.6225 shares of our 9.00% cumulative mandatorily convertible perpetual preferred stock;

  2.
  to approve the adjournment of the special meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the proposals set forth above, or if a quorum is not present at the time of the special meeting; and

  3.
  to transact such other business as may properly come before the special meeting or any postponement or adjournment thereof.

        Our board of directors is not aware of any other business to come before the special meeting. Only stockholders of record at the close of business on January 21, 2011, are entitled to notice of, and to vote at, the special meeting or any postponement or adjournment thereof. Even if you plan to attend the special meeting in person, please sign, date and return your proxy.

By order of the Board of Directors,

Gregory B. Lykins	Van A. Dukeman
Chairman of the Board	President and Chief Executive Officer

Champaign, Illinois February 1, 2011

Please note that there is no return envelope for the proxy card and that you should follow the mailing instructions set forth on the enclosed proxy card.

 First Busey Corporation
100 West University Avenue
Champaign, Illinois 61820
217/365-4516

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of First Busey Corporation for use at the special meeting of stockholders. The board has fixed the close of business on January 21, 2011, as the record date for determining the stockholders entitled to notice of, and to vote at, the special meeting. On the record date, First Busey had 79,099,527 shares of common stock, par value $0.001 per share, outstanding and entitled to vote.

        The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is February 1, 2011.

        The following information regarding the meeting and the voting process is presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

        You are receiving a proxy statement and proxy card from us because on January 21, 2011 you owned shares of First Busey's common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the special meeting. It also gives you information concerning the matters to assist you in making an informed decision.

        When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

        If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

        You are being asked to vote on a proposal to issue 7,497,000 shares of our common stock upon the conversion of our 9.00% cumulative mandatorily convertible perpetual preferred stock ("Series B Convertible Preferred Stock"). Additionally, you are being asked to vote on the ability to adjourn the special meeting in the event that we have insufficient votes to adopt the prior proposal.

If I am the record holder of my shares, how do I vote?

        You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it pursuant to the instructions on the proxy card. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

        If you sign and return your proxy card but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted "for" the issuance of 7,497,000 shares of our common stock upon the conversion of our Series B Convertible Preferred Stock and "for" any adjournment, if necessary to solicit additional votes.

        If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change. Please note that, if your shares are held in the name of your broker (or in what is usually referred to as "street name"), you will need to arrange to obtain a "legal proxy" from your broker in order to vote in person at the meeting.

If I hold shares in the name of a broker or fiduciary, who votes my shares?

        If you received this proxy statement from your broker or a trustee or other fiduciary who may hold your shares, your broker or fiduciary should have given you instructions for directing how they should vote your shares. It will then be their responsibility to vote your shares for you in the manner you direct. Brokers and other nominee holders generally do not have the power to vote shares held by them on the proposal to issue 7,497,000 shares of our common stock upon conversion of our Series B Convertible Preferred Stock unless the beneficial owner of the shares directs them to vote on the matter. As discussed above, if you want to vote in person at the meeting, you will need to arrange to obtain a "legal proxy" from your broker or fiduciary in order to vote in person at the meeting.

What does it mean if I receive more than one proxy card?

        It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy cards to ensure that all your shares are voted.

What if I change my mind after I return my proxy?

        If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

  •
  signing another proxy with a later date and returning that proxy to:

    First Busey Corporation
    Attn: Mary E. Lakey
    100 West University Street
    Champaign, Illinois 61820;

  •
  sending notice to us that you are revoking your proxy; or

  •
  voting in person at the meeting (attendance at the special meeting will not in and of itself constitute the revocation of a proxy).

        If you hold your shares in the name of a broker or fiduciary and desire to revoke your proxy, you will need to contact your broker or fiduciary to revoke your proxy.

How many votes do we need to hold the special meeting?

        A majority of the shares of common stock that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

        Shares are counted as present at the meeting if the stockholder either:

  •
  is present in person at the meeting; or

  •
  has properly submitted a signed proxy card or other proxy.

        On January 21, 2011 the record date, there were 79,099,527 shares of common stock issued and outstanding. Therefore, at least 39,549,764 shares need to be present at the special meeting.

What options do I have in voting on each of the proposals?

        You may vote "for," "against" or "abstain" on each of the matters described in this proxy statement and on any other proposal that may properly be brought before the meeting.

How many votes may I cast?

        Generally, you are entitled to cast one vote for each share of common stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

        Holders of a majority of the shares of common stock having voting power and present in person or represented by proxy at the special meeting must approve the proposal to issue 7,497,000 shares of common stock upon the conversion of the shares of Series B Convertible Preferred Stock. The approval of the second proposal, if necessary to adjourn to solicit additional votes, also must receive the affirmative vote of holders of a majority of the shares of common stock having voting power and present in person or represented by proxy at the meeting.

Where do I find the voting results of the meeting?

        We will announce preliminary voting results at the meeting. We will also publish the voting results in a Current Report on Form 8-K, which we will file within four business days after the meeting.

Who bears the cost of soliciting proxies?

        We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of First Busey or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

 Important Notice Regarding the Availability of Proxy Material
for the Stockholder Meeting to be Held on March 1, 2011.

        Full copies of the proxy statement, the proxy card and other materials for the special meeting are available on the internet through our website and at www.busey.com. Stockholders will receive a full set of these materials through the mail from us or from the stockholder's broker or fiduciary.

        For directions to attend the special meeting in person, stockholders can call our main office at (217) 365-4516.

REGISTERED DIRECT OFFERINGS OF COMMON STOCK AND
SERIES B CONVERTIBLE PREFERRED STOCK

General

        On December 31, 2010, we completed the sale of 12,718,635 shares of our common stock to certain institutional investors, as well as 318.6225 shares of Series B Convertible Preferred Stock to certain institutional and individual investors, in registered direct offerings pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC"). The offering price of the common stock was $4.25 per share, for aggregate gross proceeds from the sale of common stock of approximately $54.1 million. The offering price of the Series B Convertible Preferred Stock was $100,000 per share, for aggregate gross proceeds from the sale of Series B Convertible Preferred Stock of approximately $31.9 million. The intent of offering the Series B Convertible Preferred Stock was to maximize the amount of capital we could raise on similar terms as the common stock offering by selling a security that would be convertible into common stock following the closing of the two offerings. Subject to stockholder approval under applicable Nasdaq listing rules, the shares of Series B Convertible Preferred Stock are convertible into shares of common stock at a conversion price of $4.25, the same as the price of our common stock in the common stock offering (subject to adjustment in certain circumstances to avoid dilution). As of the date of this proxy statement, the shares of Series B Convertible Preferred Stock will convert into an aggregate of 7,497,000 shares of common stock. Subject to certain ownership limitations, the shares of Series B Convertible Preferred Stock are mandatorily convertible into shares of our common stock on the third business day following approval from our stockholders to convert the Series B Convertible Preferred Stock into common stock.

        The combined net proceeds to us from the registered direct offerings of common stock and Series B Convertible Preferred Stock, after deducting estimated offering expenses payable by us, were approximately $84.3 million.

        Because our common stock is listed on the Nasdaq Global Select Market, the conversion of the Series B Convertible Preferred Stock into shares of common stock requires stockholder approval pursuant to the Nasdaq Marketplace Rules. If the stockholders do not approve the proposal in this proxy statement, then the Series B Convertible Preferred Stock cannot be converted into shares of our common stock and they will remain outstanding, accruing dividends at a per annum rate equal to 9.00%.

        As of the record date, 200,000,000 shares of common stock were authorized for issuance under our articles of incorporation. 79,099,527 shares were issued and outstanding; 4,453,346 were reserved for issuance on the exercise of outstanding stock options and for future awards under our stock-based compensation plans; 40,000 unallocated shares were held by our ESOP; and 573,833 were reserved for issuance pursuant to the warrant held by the United States Department of Treasury in connection with our participation in the Capital Purchase Program.

Certain Material Terms of the Series B Convertible Preferred Stock

        On the third business day following the required stockholder approval, the shares of Series B Convertible Preferred Stock will mandatorily and automatically convert into shares of our common stock at a conversion rate equal to $4.25 per share, the same as the offering price of our common stock in the common stock offering (subject to adjustment in certain customary circumstances to avoid dilution). Upon conversion, we expect that an aggregate of 7,497,000 new shares of common stock will be issued to the holders of the Series B Convertible Preferred Stock. Additionally, upon conversion of the Series B Convertible Preferred Stock, accrued but unpaid dividends, if any, will be paid in cash.

        Notwithstanding the preceding paragraph, if on the conversion date of the Series B Convertible Preferred Stock a holder of shares of such stock, together with its affiliates, owns or controls, or would own or control upon conversion, more than 9.9% of the total outstanding number of any class of our voting securities, such shares of the Series B Convertible Preferred Stock will not be converted on the conversion date to the extent the conversion would result in the holder and its affiliates owning or controlling our voting securities in excess of 9.9% of the total outstanding number of any class of our voting securities unless such holder has obtained the necessary regulatory approval. Any shares of Series B Convertible Preferred Stock that are not converted on the conversion date due to this limitation will be mandatorily converted immediately following a transfer of such shares of Series B Convertible Preferred Stock to certain permitted transferees.

        Until the shares of Series B Convertible Preferred Stock convert into shares of common stock, the holders of Series B Convertible Preferred Stock will be entitled to receive, on each share of Series B Convertible Preferred Stock if, as and when declared by the board of directors, cumulative cash dividends with respect to each dividend period at a per annum rate equal to 9.00% of the liquidation amount per share, which is $100,000, and the amount of accrued and unpaid dividends for any prior dividend period on such share of Series B Convertible Preferred Stock, if any. Dividends began to accrue and are cumulative from the issuance date and will be payable quarterly on March 15, June 15, September 15 and December 15 in arrears on each dividend payment date. Dividends not timely paid on the Series B Convertible Preferred Stock will compound on each scheduled dividend payment date.

        We may not pay dividends on our common stock unless all accrued and unpaid dividends for all past dividend periods on all outstanding shares of Series B Convertible Preferred Stock have been or are contemporaneously declared or paid in full.

        Until it is converted into common stock, with respect to distributions upon our liquidation, winding-up and dissolution, the Series B Convertible Preferred Stock:

  •
  ranks senior and prior to our common stock, and each other class or series of equity securities, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series B Convertible Preferred Stock with respect to payment of dividends or rights upon our liquidation, dissolution or winding up of our affairs in the amount equal to the greater of: (i) the sum of (A) $100,000 per share and (B) the amount of any accrued and unpaid dividends, whether or not declared, to the date of payment; and (ii) 110% of the payment or distribution to which a holder of such stock would be entitled if the Series B Convertible Preferred Stock were converted to common stock immediately before such liquidation, dissolution, or winding up;

  •
  ranks on parity with each other class or series of our equity securities, whether currently issued or issued in the future, that by its terms provides that it ranks pari passu with the Series B Convertible Preferred Stock with respect to payment of dividends or rights upon our liquidation, dissolution or winding up of our affairs (our Fixed-Rate Cumulative Perpetual Preferred Stock, Series T that was issued to Treasury pursuant to the Capital Purchase Program ranks pari passu to the Series B Convertible Preferred Stock); and

  •
  ranks junior to each other class or series of our equity securities, whether currently issued or issued in the future, that by its terms ranks senior to the Series B Convertible Preferred Stock with respect to payment of dividends or rights upon our liquidation, dissolution or winding up of our affairs.

        The Series B Convertible Preferred Stock is perpetual and is not redeemable by the holders of such stock. Subject to any necessary regulatory approval, however, we may redeem shares of the Series B Convertible Preferred Stock, in whole or in part, on or after the third anniversary of the date of its issuance at a price per share equal to the greater of: (i) 125.0% of the sum of (A) $100,000 per share and (B) the amount of any accrued and unpaid dividends, whether or not declared, to the date of payment; and (ii) 110% of (A) the number of shares of common stock into which a share of Series B Convertible Preferred Stock would be convertible on the trading day immediately prior to the date fixed for redemption multiplied by (B) the closing price of common stock on such trading day; provided that in no event may the redemption price exceed the amount determined in accordance with clause (i) above when replacing "125.0%" with "150.0%."

        The Series B Convertible Preferred Stock will not have any voting rights, except to the extent required by Nevada law. The Series B Convertible Preferred Stock, as well as each share of our common stock into which the Series B Convertible Preferred Stock is convertible, were registered pursuant to a registration statement filed with the SEC. Additionally, we expect that the shares of common stock issued pursuant to a conversion will be listed on the Nasdaq Global Select Market.

 PROPOSAL NO. 1: APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON
CONVERSION OF THE SERIES B CONVERTIBLE PREFERRED STOCK

  General

        As noted above, we have issued 318.6225 shares of our Series B Convertible Preferred Stock that are convertible into 7,497,000 shares of common stock. Such conversion is subject to the approval of this proposal, which provides for the conversion of the Series B Convertible Preferred Stock into shares of common stock. Because our common stock is listed on the Nasdaq Global Select Market, we must comply with Nasdaq rules and regulations. Subject to certain exceptions, Section 5635 of the Nasdaq Marketplace Rules and related interpretive guidance requires stockholder approval prior to any issuance or sale of common stock to directors or executive officers if the sales price is less than the common stock's market value or book value. Section 5635 also requires stockholder approval prior to any issuance or sale of common stock if the issuance: (i) is not made pursuant to a public offering; (ii) is sold at a price that is less than the common stock's market value or book value; and (iii) is equal to or greater than 20% of the outstanding shares or voting power before the issuance.

        One of our directors and certain family members of another of our directors participated in the registered direct offering of Series B Convertible Preferred Stock, and such securities are convertible into common stock at a rate of $4.25 per share, which is the same as the offering price of the common stock, but below the per share market value and book value of our common stock as of the closing date and the date of this proxy statement. Furthermore, while the aggregate number of shares of common stock sold in the common stock offering represented only approximately 19.2% of the shares of common stock outstanding prior to the offerings, if such shares are aggregated with the shares of common stock into which the Series B Convertible Preferred Stock are convertible, the shares issued pursuant to the offerings represent approximately 30.5% of the number of shares of common stock outstanding before the offerings. In light of the foregoing, pursuant to Section 5635 of the Nasdaq Marketplace Rules and related interpretive guidance, we agreed with the purchasers of the Series B Convertible Preferred Stock that we would seek stockholder approval to approve the conversion of the Series B Convertible Preferred Stock into shares of common stock, as provided in this proposal.

Effect of Failure to Obtain Stockholder Approval

        If the stockholders do not approve the conversion of the 318.6225 shares of our Series B Convertible Preferred Stock pursuant to the Nasdaq rules, then such shares cannot be converted into shares of our common stock and they will remain outstanding. As they remain outstanding, the holders of Series B Convertible Preferred Stock will be entitled to quarterly dividends at the annual rate of 9.00%, which will accumulate and compound in the event that they are not paid in a particular payment period. Further, as long as any dividends are owed to the holders of Series B Convertible Preferred Stock, we will be prohibited from paying any dividends on our common stock. Additionally, if the stockholders do not approve the proposal at the special meeting, we must hold meetings at least every three months to seek such stockholder approval, in accordance with an agreement we made with the purchasers of the Series B Convertible Preferred Stock.

Effect of Stockholder Approval

        If the stockholders approve the issuance of shares of our common stock upon the conversion of Series B Convertible Preferred Stock pursuant to the Nasdaq rules, the existing 318.6225 shares of Series B Convertible Preferred Stock will be automatically converted into 7,497,000 shares of our common stock on the third business day following the special meeting (subject to the ownership limitations described above). Accrued dividends on the Series B Convertible Preferred Stock will be paid at the time of conversion and no other dividend payments will accrue or be payable, and (so long as the ownership limitations on conversion described above are not triggered) no shares of Series B

Convertible Preferred Stock will remain issued or outstanding following the conversion date. The common stock issued in such a conversion would carry the same rights and preferences as the shares of common stock currently issued and outstanding. The issuance of shares of common stock upon the conversion of the Series B Convertible Preferred Stock, however, will have an immediate dilutive effect on earnings per share and the voting power of existing stockholders at the time of the issuance.

Stockholder Vote Necessary for Approval of the Conversion

        To be approved by our stockholders, the conversion of Series B Convertible Preferred Stock into common stock must receive the affirmative vote of holders of a majority of the shares of common stock having voting power and present in person or represented by proxy at the special meeting. Accordingly, broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner reports those shares as present but does not vote on a proposal) will not affect whether this proposal is approved, but abstentions on this proposal will count as votes against this proposal.

        The board of directors believes that the issuance of shares of our common stock upon conversion of the Series B Convertible Preferred Stock is in the best interests of our stockholders and recommends that you vote your shares FOR this proposal.

PROPOSAL NO. 2: ADJOURNMENT OF THE SPECIAL MEETING

        A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the special meeting. Holders representing a majority of the outstanding shares of our common stock, present in person or by proxy, are necessary to constitute a quorum. Therefore, at the special meeting, the presence, in person or by proxy, of the holders of at least 39,549,764 shares of common stock, will be required to establish a quorum. Stockholders of record who are present at the special meeting in person or by proxy and who abstain are considered stockholders who are present and entitled to vote, and will count towards the establishment of a quorum. Broker non-votes are included for purposes of determining whether or not a quorum exists.

        If this proposal is approved and at the time of the special meeting: (i) there are either insufficient votes to adopt the proposal to allow the conversion of Series B Convertible Preferred Stock into shares of common stock pursuant to Nasdaq rules; or (ii) a quorum is not present, we intend to adjourn the special meeting to solicit additional proxies. If you submit a proxy card without giving specific voting instructions, the proxies will vote the shares as recommended by the board. However, any proxy card which is signed and voted against the first proposal and not voted in favor of this proposal will not be voted in favor of an adjournment.

Stockholder Vote Necessary

        Approval of this proposal requires the affirmative vote of holders of a majority of the shares of common stock having voting power and present in person or represented by proxy at the special meeting, whether or not a quorum is present. Accordingly, broker non-votes will not affect whether this proposal is approved, but abstentions on this proposal will count as votes against this proposal.

 COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 1, 2011, by all directors, by each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each named executive officer and by all directors and executive officers as a group. The table also sets forth the pro forma stock ownership, assuming the conversion of the Series B Convertible Preferred Stock as of January 1, 2011, by all directors, by each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each named executive officer and by all directors and executive officers as a group.

        The number of shares beneficially owned by each director, director nominee, 5% stockholder or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of January 1, 2011, through the exercise of any option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or minor children of the person, or by a trust of which the person is a trustee or in which the person may have a beneficial interest. In some cases, the person has disclaimed beneficial interest in certain of these shares.

		Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Owned(1)	Percent of Outstanding Shares	Number of Shares Owned Following Conversion of Series B Convertible Preferred Stock	Percentage of Outstanding Shares on a Pro Forma Basis
Board of Directors:
Joseph M. Ambrose	218,352	*	218,352	*
David J. Downey	725,366	*	725,366	*
Van A. Dukeman(2)	403,457	*	403,457	*
David L. Ikenberry	34,250	*	34,250	*
E. Phillips Knox(3)	366,556	*	366,556	*
V. B. Leister, Jr.(4)	127,620	*	127,620	*
Gregory B. Lykins(5)	1,499,838	1.9%	1,499,838	1.7%
August C. Meyer, Jr.(6)	4,219,701	5.3%	4,719,701	5.5%
George T. Shapland	1,106,071	1.4%	1,106,071	1.3%
Thomas G. Sloan(7)	190,562	*	690,562	*
Other Named Executive Officers:
Barbara J. Harrington	43,623	*	43,623	*
Robert F. Plecki, Jr.	56,261	*	56,261	*
Christopher M. Shroyer	41,658	*	41,658	*
David B. White	98,640	*	98,640	*
All directors and current executive officers as a group (14 persons)	9,131,955	11.5%	10,131,955	11.6%
Other Beneficial Owners of More than 5% of Our Common Stock:
Douglas C. Mills	4,084,507	5.2%	4,084,507	4.7%
115 N. Neil St. Champaign, IL 61820
Columbia Wanger Asset Management, L.P.(8)	6,159,707	7.8%	6,159,707	7.1%
227 West Monroe Street, Suite 3000 Chicago, IL 60606-5016
Thomson, Horstmann & Bryant, Inc.(9)	7,512,555	9.5%	7,512,555	8.7%
501 Main Ave. Norwalk, CT 06851
Wellington Management Company, LLP(10)	7,828,871	9.9%	8,570,871	9.9%
280 Congress Street Boston, MA 02210

*
Less than one percent.

(1)
Includes shares that can be acquired through stock options available for exercise within 60 days of January 1, 2011, for the following individuals, in the amounts indicated below. As of the date of this proxy statement, the exercise price for all such options exceeded the trading price of the Company's common stock.

Joseph M. Ambrose	24,000
David J. Downey	66,538

Van A. Dukeman	58,513
Barbara J. Harrington	6,000
David L. Ikenberry	24,000
E. Phillips Knox	24,000
V. B. Leister, Jr.	24,000
Gregory B. Lykins	61,888
August C. Meyer	66,538
Robert F. Plecki	34,333
George T. Shapland	66,538
Christopher M. Shroyer	34,333
Thomas G. Sloan	51,538
David B. White	32,783
All directors and officers as a group	575,002
(2)
Includes 10,192 shares owned by Mr. Dukeman's spouse.

(3)
Includes 102,500 shares owned by Mr. Knox's spouse.

(4)
Includes 15,000 shares owned by Mr. Leister's spouse.

(5)
Includes 844,750 shares held in the August C. Meyer Investment Agency Account, for which Mr. Lykins serves as trustee and has sole voting and investment power. Also includes 6,718 shares owned by Mr. Lykins' spouse.

(6)
Includes 206,967 shares held in grantor trusts over which Mr. Meyer has investment authority as of January 1, 2011, and an additional 500,000 shares held in such grantor trusts following the conversion of 21.25 shares of Series B Convertible Preferred Stock held therein. Excludes shares held by Elisabeth M. Kimmel, Mr. Meyer's adult daughter. Also excludes 844,750 shares held by the August C. Meyer Investment Agency Account, over which Mr. Meyer has no voting or investment power.

(7)
Includes 1,645 shares owned by Mr. Sloan's spouse.

(8)
As reported to the Company by Columbia Wanger Asset Management, L.P., in its capacity as investment adviser, the shares of which are owned of record by clients of Columbia Wanger Asset Management, L.P.

(9)
As reported to the Company by Thomson, Horstmann & Bryant, Inc., in its capacity as investment adviser, the shares of which are owned of record by clients of Thomson, Horstmann & Bryant, Inc.

(10)
Wellington Management Company, LLP ("Wellington Management") has informed the Company that, as of December 31, 2010, Wellington Management, in its capacity as an investment adviser, may be deemed to have had beneficial ownership of 7,828,871 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent (5%) of the class of shares. Wellington Management has shared voting authority over 6,561,985 shares and shared dispositive power over 7,828,871 shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and its offices are located at 280 Congress Street, Boston, Massachusetts 02210.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        A representative of McGladrey & Pullen, LLP is expected to be present at the special meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

OTHER BUSINESS

        As of the date hereof, there is no business to be transacted at the special meeting other than that referred to in the Notice of Special Meeting of Stockholders and it is not anticipated that other matters will be brought before the special meeting. If, however, other matters should properly be brought before the special meeting, it is intended that the proxy holders may vote or act in accordance with the board of directors' recommendation on such matters.

 STOCKHOLDER PROPOSALS

        In order for a stockholder nominee to be considered by the Nominating and Corporate Governance Committee to be its nominee and included in our 2011 proxy statement for the 2011 annual meeting, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at 100 West University Avenue, Champaign, Illinois 61820, no later than January 31, 2011. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee's business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Nominating and Corporate Governance Committee may request additional information in order to make a determination as to whether to nominate the person for director.

        A stockholder may otherwise nominate a director for election at an annual meeting of stockholders by delivering written notice of the nomination to our Corporate Secretary, at the above address, between January 19, 2011 and February 18, 2011. The stockholder's notice of intention to nominate a director must include: (a) for each person to be nominated: (i) the name, age and business and residence address of each nominee; (ii) the principal occupation or employment of each nominee; (iii) the class and number of shares of stock owned by the nominee on the date of the notice; and (iv) any information that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D under the Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether the person is subject to the provisions of such regulations; and (b) as to the stockholder giving notice: (i) the name and address of record of the nominating stockholder and the names and addresses of any other stockholders supporting each respective nominee; and (ii) the class and number of shares of stock owned by the nominating stockholder and any other stockholders supporting the nominees on the date of the notice. We may request additional information after receiving the notification for the purpose of determining the proposed nominee's eligibility to serve as a director. Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement.

        If a stockholder intends to present a proposal at First Busey's 2011 annual meeting and desires that the proposal be included in First Busey's proxy statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at First Busey's principal executive offices not later than January 31, 2011. As to any proposal that a stockholder intends to present to stockholders without inclusion in First Busey's proxy statement for First Busey's 2011 annual meeting, the Corporate Secretary must receive notice of such matter between January 19, 2011 and February 18, 2011. The notice must otherwise comply with our bylaws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC as specified below will update and supersede that information. We incorporate by reference the following documents (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act"):

  •
  Part II, Items 7, 7A, 8 and 9 of our Annual Report on Form 10-K for the year ended December 31, 2009; and

  •
  Part I, Items 1, 2 and 3 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

        We will provide you with a copy of any information that we incorporate by reference into this proxy statement, at no cost, by writing or calling us. Requests for such materials should be directed to:

First Busey Corporation
Attention: Corporate Secretary
100 West University Avenue
Champaign, Illinois 61820
Telephone number: (217) 365-4516

By order of the Board of Directors,

Gregory B. Lykins	Van A. Dukeman
Chairman of the Board	President and Chief Executive Officer
February 1, 2011

ALL STOCKHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY

FORM OF PROXY—FIRST BUSEY CORPORATION

        KNOW ALL MEN BY THESE PRESENTS, THAT I, the undersigned stockholder of First Busey Corporation (the "Company"), having received notice of a Special Meeting of Stockholders, do hereby nominate, constitute and appoint, each of Tom Berns and Tom Brown, my true and lawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock, $.001 par value ("Common Stock") of the Company standing in my name on its books on January 21, 2011, at a Special Meeting of Stockholders of the Company, to be held at Busey Bank, 100 West University Avenue, Champaign, Illinois, on March 1, 2011 at 6:30 p.m., local time, and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1.
Approval of the issuance of 7,497,000 shares of our Common Stock, par value $0.001 per share, upon the conversion of 318.6225 shares of our Series B Convertible Preferred Stock.

☐ For                    ☐ Against                    ☐ Abstain

2.
Approval of the adjournment of the special meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the proposals set forth above, or if a quorum is not present at the time of the special meeting.

☐ For                    ☐ Against                    ☐ Abstain

3.
To transact such other business as may properly come before the special meeting or any postponement or adjournment thereof.

        Our Board of Directors is not aware of any other business to come before the Special Meeting. Your vote is important. Even if you plan to attend the Special Meeting, please mark, sign, date and fold this proxy and return to the reply address. Any previously submitted proxies will not be used at the meeting.

Signature	Date

Signature	Date

        Please sign your name or names exactly as they appear on the stock certificate. Each joint tenant must sign. When signing as attorney, administrator, guardian, executor or trustee or as an officer of a corporation, please give full title. If more than one trustee, all should sign.

        If you plan on attending the meeting, please indicate below and return with your proxy ballot. If you have any questions, contact Mary Lakey at 217-365-4556 or e-mail her at mary.lakey@busey.com.

☐ Yes, number attending

QuickLinks

First Busey Corporation 100 West University Avenue Champaign, Illinois 61820 217/365-4516 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 1, 2011
First Busey Corporation 100 West University Avenue Champaign, Illinois 61820 217/365-4516 PROXY STATEMENT
Important Notice Regarding the Availability of Proxy Material for the Stockholder Meeting to be Held on March 1, 2011.
REGISTERED DIRECT OFFERINGS OF COMMON STOCK AND SERIES B CONVERTIBLE PREFERRED STOCK
PROPOSAL NO. 1: APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE SERIES B CONVERTIBLE PREFERRED STOCK
PROPOSAL NO. 2: ADJOURNMENT OF THE SPECIAL MEETING
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INCORPORATION BY REFERENCE
ALL STOCKHOLDERS ARE URGED TO SIGN AND MAIL THEIR PROXIES PROMPTLY